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                                                                Exhibit 99.7


                      PROXY SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF WHITMAN CORPROATION FOR THE
            SPECIAL MEETING OF SHAREHOLDERS--____________, 2000

      The undersigned hereby constitutes and appoints Bruce S. Chelberg, Martin M. Ellen and Steven R. Andrews, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Whitman Corporation to be held in the __________________, ________________________, _______________,
__________________ at _______ a.m. [EST] on __________________, 2000 and at
any adjournments thereof, on all matters coming before said meeting.

This Proxy also services as a voting instruction card to the Trustee for shares, if any, held in the trust for Whitman Corporation Retirement Savings Plan.

Shareholders are requested to mark, date and sign this proxy on the reverse side, and to return it promptly in the enclosed envelope. No postage is required.

                             SEE REVERSE SIDE


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THIS PROXY SHOULD BE MAILED IN THE ENCLOSED ADDRESSED ENVELOPE (NO POSTAGE
REQUIRED IF MAILED IN THE UNITED STATES). TO ASSURE THE NECESSARY REPRESENTATION AT YTHE SPECIAL MEETING, PLEASE DATE AND SIGN THIS PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE. PLEASE MAIL YOUR PORXY EVEN THOUGH YOUR PLAN TO ATTEND THE SPECIAL MEETING. IF YOU VOTE IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL NOT BE USED.


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                            WHITMAN CORPORATION
        PLEASE MARK YOU VOTE AS IN THIS EXAMPLE USING DARK INK ONLY      / /


[                                                                             ]


Item 1.  Proposal to approve the issuance              FOR    AGAINST   ABSTAIN
         of shares of Whitman common stock             / /      / /       / /
         as provided by the Agreement and
         Plan of Merger dated as of August
         18, 2000


This proxy when properly executed will be voted in the manner directed herein. If no direction to the contrary is made, this proxy will be voted FOR the approval of the issuance of Whitman common stock as provided by the Agreement and Plan of Merger dated as of August 18, 2000.

THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR ITEM 1.



Special Action

Change of Address/Comments                                               / /



Discontinue Annual Report Mailing for this Account                     / /


Will Attend Annual Meeting                                             / /




Dated ____________________, 2000
__________________________
     Signature(s)

Note: Please sign exactly as named
appears hereon. Joint owners should
each sign. When signing as attorney,
executor, administrator, trustee or
guardian, please give full title as such.


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                                    WHITMAN CORPORATION
                             SPECIAL MEETING OF SHAREHOLDERS
                          ______________, 2000, AT ____ A.M. [EST]

                                     ________________
                                     ________________
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